SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

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TRANSMERICA IDEX MUTAL FUNDS

(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________________

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INFORMATION STATEMENT DATED FEBRUARY 10, 2006

TRANSAMERICA IDEX MUTUAL FUNDS (“TA IDEX”)

ON BEHALF OF TA IDEX SALOMON ALL CAP and

TA IDEX SALOMON INVESTORS VALUE

570 Carillon Parkway

St. Petersburg, Florida 33716

(Toll Free) 1-888-233-4339

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being furnished to the shareholders invested in TA IDEX Salomon All Cap and TA IDEX Salomon Investors Value (each a “Fund” collectively, the “Funds”) to provide information regarding the approval by the Board of Trustees (referred to herein as the “Board” or “Trustees”) of a new sub-advisory agreement on behalf of the Funds, dated December 1, 2005, between Transamerica Fund Advisors, Inc. (“TFAI” or “Investment Adviser”) and Salomon Brothers Asset Management Inc. (“Salomon”).

On December 1, 2005, Citigroup Inc. (“Citigroup”), the parent company of Salomon, entered into an asset swap and sold substantially all of its worldwide asset management business, including Salomon, to Legg Mason Inc. (“Legg Mason”). As a result of the asset swap, Salomon, the sub-adviser of the Funds and an indirect wholly owned subsidiary of Citigroup, became a wholly owned subsidiary of Legg Mason. This asset swap could be deemed to constitute a change of control of Salomon, which would result in an “assignment,” as that term is used for regulatory purposes, and termination of the original sub-advisory agreements between TFAI and Salomon. Consequently, a new sub-advisory agreement between TFAI and the successor investment sub-adviser needed to be executed and approved by the Board. A copy of the newly approved sub-advisory agreement relating to TA IDEX Salomon All Cap and TA IDEX Salomon Investors Value is attached hereto as Exhibit A (the “Salomon Sub-Advisory Agreement”). The Salomon Sub-Advisory Agreement contains substantially identical terms as the original sub-advisory agreement relating to the Funds.

This information statement is provided in lieu of a proxy statement to shareholders of record as of December 31, 2005, pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TFAI to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940 (the “1940 Act”), of those parties (“Independent Trustees”), without obtaining shareholder approval. This information statement will be mailed beginning on or about February 10, 2006.

As a matter of regulatory compliance, you are receiving this information statement, which describes the management structure of the Funds and the terms of the Salomon Sub-Advisory Agreement as approved by the Trustees of TA IDEX.

TA IDEX, a series mutual fund consisting of several separate investment funds, is an open-end management investment company registered under the 1940 Act, and is organized as a Delaware statutory trust. The principal executive office of TA IDEX is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

GENERAL INFORMATION

On November 2, 2005, a majority of the Trustees, including a majority of the Independent Trustees, approved the continuation of the original investment sub-advisory agreement with Salomon and approved its replacement by the Salomon Sub-Advisory Agreement, effective upon the “change in control” of Salomon. The Board determined that continued appointment of Salomon as the sub-adviser for the Funds is in the best interest of the Funds’ shareholders. See “Board Consideration of the Salomon Sub-Advisory Agreement” below.

The Salomon Sub-Advisory Agreement contains terms and conditions substantially similar to those of the original sub-advisory agreements (including sub-advisory fees) except for the date of execution. All of the current personnel associated with the Funds’ accounts will be retained and will continue to serve in their current capacity.

Section 15 of the 1940 Act generally requires that a majority of each Fund’s outstanding voting securities approve a sub-advisory agreement. However, pursuant to the Order, TFAI and the Board, on behalf of TA IDEX, may enter into sub-advisory agreements on behalf of certain funds without receiving prior shareholder approval. On February 8, 2002, shareholders of TA IDEX authorized the Investment Adviser to enter into new sub-advisory agreements without shareholder approval. Therefore, execution and implementation of the Salomon sub-advisory agreement do not require shareholder consent.

Each Fund will pay for the costs associated with preparing and distributing this information statement to its shareholders.

DESCRIPTION OF THE CITIGROUP – LEGG MASON ASSET SWAP

On June 23, 2005, Citigroup entered into an agreement with Legg Mason under which Citigroup would sell substantially all of its asset management business to Legg Mason in exchange for (1) Legg Mason’s broker-dealer and investment banking business, (2) 5,393,545 newly issued shares of Legg Mason common stock, (3) non-voting convertible preferred stock, which is convertible upon sale into

13,346,632 shares of Legg Mason common stock, and (4) approximately $550 million in the form of a five-year loan facility provided to Legg Mason by Citigroup Corporate and Investment Banking. Subject to certain adjustments, the total value of the asset swap (based on the average price of Legg Mason common stock prior to June 23, 2005) was approximately $3.7 billion. The asset swap was completed on December 1, 2005. As a result, Salomon, an indirect wholly owned subsidiary of Citigroup, became a wholly owned subsidiary of Legg Mason.

Under a licensing agreement between Citigroup and Legg Mason, all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management.” Legg Mason and its affiliates, as well as Salomon, are not affiliated with Citigroup.

DESCRIPTION OF LEGG MASON

Founded in 1899, Legg Mason is a global investment management firm that is singularly focused on asset management. It serves a wide variety of clients including institutional and individual investors around the world in specialized disciplines among its three divisions: institutional, mutual funds/managed services and wealth management. With the acquisition of Citigroup’s asset management business, Legg Mason has substantially broadened its global market share and added strength in several important asset classes, such as growth equities and liquidity management.

Headquartered at 100 Light Street, Baltimore, Maryland 21202, Legg Mason is one of the largest publicly traded asset managers and the fifth largest manager of mutual funds in the United States. Its common stock is traded on the New York Stock Exchange (symbol: LM). Additional information about Legg Mason and its managers is available on the firm’s website: www.leggmason.com.

THE INVESTMENT ADVISER

TFAI serves as the investment adviser to TA IDEX Salomon All Cap and TA IDEX Salomon Investors Value pursuant to investment advisory agreements (the “Advisory Agreements”) dated March 1, 1999 and October 30, 1996, respectively. The Advisory Agreements were initially approved by the Board for a term of two years and remains in effect if approved annually thereafter in accordance with the terms of the 1940 Act. The Advisory Agreement was last approved by the TA IDEX Trustees, including a majority of the Independent Trustees, on November 2, 2005. The Advisory Agreement was last approved by shareholders of TA IDEX Salomon All Cap on March 1, 1999 and by shareholders of TA IDEX Salomon Investors Value on October 30, 1996.

TFAI is a Florida corporation with its principal offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716. TFAI is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect wholly-owned subsidiaries of AEGON N.V. AUSA is wholly-owned by Transamerica Holding Company, which is wholly-owned by AEGON USA, Inc. (“AEGON USA”), a financial services holding company, whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON, N.V., a Netherlands corporation and publicly traded international insurance group.

The Investment Adviser’s Directors and Principal Executive Officer, together with their principal occupations, are listed in Exhibit B. No Officer or Trustee of TA IDEX (who is not a director of the Investment Adviser) owns securities or has any other material direct or indirect interest in the Investment Adviser or is a person controlling, controlled by or under common control with the Investment Adviser.

TERMS OF THE ADVISORY AGREEMENT

Pursuant to the Advisory Agreement for each Fund, TFAI is subject to the supervision of the Trustees and, in conformity with the stated policies of TA IDEX, manages the operations of each Fund and oversees the composition of each Fund, including the purchase, retention and disposition of each Fund’s securities. The Investment Adviser is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of TA IDEX and each Fund thereof. The Investment Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any such sub-advisory agreement. For its services, TFAI has voluntarily undertaken, until at least March 1, 2007, to pay expenses on behalf of TA IDEX Salomon All Cap and TA IDEX Salomon Investors Value to the extent normal operating expenses (including investment advisory fees but excluding interest, taxes, brokerage fees, commissions and extraordinary charges) exceed, as a percentage of the average daily net assets of each Fund, 1.20%.

TFAI reviews the performance of all sub-advisers, and makes recommendations to the Trustees with respect to the retention and renewal of agreements. In connection therewith, TFAI is obligated to keep certain books and records of TA IDEX. TFAI also administers the business affairs of TA IDEX and, in connection therewith, furnishes TA IDEX with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by Investors Bank & Trust Company, TA IDEX’s custodian, and Transamerica Fund Services, Inc., TA IDEX’s transfer and dividend disbursing agent. The management services of TFAI for TA IDEX are not exclusive under the terms of the Advisory Agreement, and TFAI is free to, and does, render management services to others.

In connection with its management of the business affairs of TA IDEX, TFAI bears the following expenses: (a) the salaries and expenses of all of TFAI and TA IDEX personnel, except the fees and expenses of the Independent Trustees; (b) all expenses incurred by TFAI or by TA IDEX in connection with managing the ordinary course of TA IDEX’s business, other than those assumed by each Fund; and (c) the fees payable to a sub-adviser pursuant to the sub-advisory agreement between TFAI and such sub-adviser.

The Advisory Agreement provides that TFAI will not be liable for any error of judgment or for any loss suffered by a Fund in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Advisory Agreement continues in effect for a period of no more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Advisory Agreement also provides that it will terminate automatically if assigned and may be terminated without penalty by the TA IDEX Trustees, by vote of a majority of the respective Fund’s outstanding voting securities (as defined in the 1940 Act) or by TFAI, upon 60 days’ written notice to TA IDEX.

TFAI acts as investment adviser to the following investment companies, in addition to TA IDEX: Transamerica IDEX Mutual Funds and Transamerica Income Shares, Inc.

INFORMATION CONCERNING THE SUB-ADVISER

Salomon is located at 399 Park Avenue, New York, New York 10022. It is a registered investment adviser and it became a wholly owned subsidiary of Legg Mason after the Citigroup/Legg Mason asset swap on December 1, 2005. Legg Mason is among the world’s largest asset managers, with assets under management as of October 31, 2005 of approximately $830 billion (including approximately $400 billion in managed assets acquired from Citigroup). Exhibit C sets forth certain information concerning the Principal Executive Officer and each Director of Salomon. No Officer or Trustee of TA IDEX is an Officer, Manager, Director, employee or shareholder of Salomon or has any other material direct or indirect interest in Salomon, or is a person controlling, controlled by or under common control with Salomon.

Salomon provides investment management and related services to other mutual funds and individual, corporate, charitable and retirement accounts. Exhibit D sets forth certain information regarding each registered investment company advised or sub-advised by Salomon with an investment objective and strategy similar to each of the Funds.

TERMS OF THE SUB-ADVISORY AGREEMENTS

The following summary of each of the Salomon Sub-Advisory Agreements is qualified in the entirety by reference to the copy of each Salomon Sub-Advisory Agreement attached as Exhibit A to this Information Statement.

Under the Salomon Sub-Advisory Agreement on behalf of TA IDEX Salomon All Cap, Salomon is compensated by TFAI (not the Fund) at an annual rate of 0.30% of the first $20 million the Fund’s average daily net assets; and 0.50% of the Fund’s average daily net assets from $20 million to $100 million; and 0.40% of average daily net assets over $100 million. Under the Salomon Sub-Advisory Agreement on behalf of TA IDEX Salomon Investors Value, Salomon is compensated by TFAI at an annual rate of 0.35% of the Fund’s average daily net assets, less 50% of excess expenses. In accordance with the requirements of the 1940 Act, Salomon also provides TFAI with all books and records relating to the transactions it executes and renders to the Trustees such periodic and special reports as the Board may reasonably request.

Each Salomon Sub-Advisory Agreement was approved by the Board on November 2, 2005. The terms and conditions of the Salomon Sub-Advisory Agreements are essentially identical to the original sub-advisory agreements, and shall continue for successive annual periods ending on April 30th, and thereafter as long as continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the respective Fund or by the Board, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. However, each Salomon Sub-Advisory Agreement 1) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the respective Fund; 2) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of such Fund’s management agreement with TFAI; and 3) may be terminated at any time by Salomon on 60 days’ written notice to the other party.

Each Salomon Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Salomon will not be liable for any act or omission in connection with its activities as the sub-adviser for the relevant Fund.

BOARD CONSIDERATION OF THE SALOMON SUB-ADVISORY AGREEMENTS

At an in person meeting of the Board held on November 2, 2005, at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board considered and renewed the original sub-advisory agreement with Salomon. The Board also approved the Salomon Sub-Advisory Agreement to take effect following the close of the Citigroup – Legg Mason asset swap. In reaching this conclusion, the Trustees requested and obtained from TFAI and Salomon such information as the Trustees deemed reasonably necessary to evaluate the renewal and approval of the agreements. The Trustees carefully considered the information that they received throughout the year from TFAI and Salomon as part of their regular oversight of the Funds, as well as: comparative fee, expense and performance information prepared by Lipper Inc. (“Lipper”), independent providers of mutual fund performance, fee and expenses information; and profitability data prepared by management. In considering the renewal of the original sub-advisory agreements and the approval of the Salomon Sub-Advisory Agreements, the Trustees evaluated a number of considerations that they believed, in light of the legal advice furnished to them by fund counsel and independent legal counsel and their own business judgment, to be relevant. The Trustees based their decisions on the following considerations, among others, although they did not identify any consideration or particular information that was controlling of their decisions:

The nature, extent and quality of the advisory services to be provided. The Board considered the nature and quality of the services provided by Salomon in the past, as well as the services expected to be provided in the future. They concluded that Salomon is capable of providing high quality services to each Fund, as indicated by the nature and quality of services provided in the past, Salomon’s management capabilities demonstrated with respect to the other funds they manage, the financial resources of Salomon and the professional qualifications and experience of Salomon’s fund management team. The Trustees also concluded that Salomon proposed to provide investment and related services that were of the same quality and quantity as services provided to each Fund in the past, and that these services are appropriate in scope and extent in light of each Fund’s operations, the competitive landscape of the investment company business and investor needs, and Salomon’s obligations will remain substantially the same after the Citigroup – Legg Mason asset swap. Accordingly, the Trustees, including the Independent Trustees, concluded that, overall, they were satisfied at the present time with the assurances from TFAI and Salomon as to the expected nature, extent and quality of the services to be provided to each Fund under the Salomon Sub-Advisory Agreement.

The investment performance of the Funds. The Board examined the short-term and longer-term performance of each Fund, including relative performance against relevant benchmark securities indices and peer groups of comparable funds as compiled by Lipper, for various trailing periods ended June 30, 2005. The Trustees noted the recent progress on improving each Fund’s performance, but determined to carefully monitor each Fund’s performance and discuss the matter again at an upcoming meeting. On the basis of the Trustees’ assessment of the nature, extent and quality of advisory services to be provided by

Salomon, the Trustees concluded that Salomon is capable of generating a level of investment performance that is appropriate in light of each Fund’s investment objectives, policies and strategies and competitive with many other investment companies, and also determined that Salomon’s performance records in managing each Fund indicate that its continued management is likely to benefit such Fund’s shareholders.

The cost of advisory services provided and the level of profitability. The Board looked at the Funds’ management fees in general, rather than the level of sub-advisory fees which were paid by TFAI. Specifically, the Trustees reviewed data from Lipper that compared each Fund’s management fees (including management fees at various asset levels), other fees and expenses (including total expenses including and excluding 12b-1 distribution and service fees) and fund turnover rates against peer groups of comparable funds. Based on such information, the Trustees determined that the management fees and overall expense ratios of each Fund generally are consistent with industry averages. In addition, on the basis of the Board’s review of the management fees to be charged by TFAI for investment advisory and related services, and TFAI’s profitability information (derived from TFAI’s audited financial statements), TFAI’s estimated management income resulting from its management of the Funds, and the estimated pre-tax profit margins of Salomon, the Board concluded that the level of investment management fees and other service fees, as well as TFAI’s and Salomon’s profitability, are appropriate in light of the services provided, the management fees and overall expense ratios of comparable investment companies and the anticipated profitability of the relationship between each Fund, TFAI and Salomon.

Whether fee levels reflect economies of scale and the extent to which economies of scale would be realized as each Fund grows. The Board concluded that each Fund’s management fees appropriately reflect the Fund’s current size, the current economic environment for TFAI and Salomon and the competitive nature of the investment company market. The Trustees also concluded that the Funds’ sub-advisory fee schedule appropriately benefited investors by facilitating TFAI’s inclusion of asset-based breakpoints in the advisory fee schedule, which permits the realization of economies of scale in the form of a lower advisory fee rate as a Fund’s asset levels increase. In addition, the Board concluded that it will have the opportunity to periodically reexamine whether such Fund has achieved economies of scale, and the appropriateness of management fees payable to TFAI and fees payable by TFAI to Salomon, in the future.

Benefits (such as soft dollars) to Salomon from its relationship with the Funds. The Board concluded that other benefits derived by TFAI or Salomon from its relationship with the Funds are reasonable and fair, and are consistent with industry practice and the best interests of the Funds and their shareholders. In this regard, the Board noted that TFAI does not realize “soft dollar” benefits from its relationship with the Funds, and that Salomon is participating in a brokerage program pursuant to which a certain portion of brokerage commissions paid by the Funds is recaptured for the benefit of the Funds and its shareholders, thus limiting the amount of “soft-dollar” arrangements Salomon may engage in with respect to the Funds’ brokerage transactions. TA IDEX Salomon All Cap paid approximately $19,000.00, and TA IDEX Salomon Investors Value paid $23,000.00 in affiliated brokerage fees for the fiscal year ended October 31, 2005.

Other considerations. The Board determined that Salomon has made a substantial commitment to the recruitment and retention of high quality personnel, and maintains the financial, compliance and operational resources reasonably necessary to manage the Funds in a professional manner that is consistent with the best interests of the Funds and their shareholders. In this regard, the Trustees favorably considered the procedures and policies in place by Salomon to enforce compliance with applicable laws and regulations.

Based upon review of the information requested and provided, the Board concluded that the Salomon Sub-Advisory Agreements are in the best interests of the Funds and their shareholders. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, approved the Salomon Sub-Advisory Agreements and the continued appointment of Salomon as each Fund’s sub-adviser.

SHAREHOLDER PROPOSALS

As a general matter, TA IDEX does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposal to the Secretary of TA IDEX, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

ANNUAL REPORT

TA IDEX will furnish, without charge, a copy of its most recent annual report to shareholders upon request. Any such request should be directed to TA IDEX by calling (888) 233-4339 or by writing TA IDEX at 570 Carillon Parkway, St. Petersburg, Florida 33716.

ADDITIONAL INFORMATION

TFAI, TA IDEX’s investment adviser, and Transamerica Fund Services, Inc., its transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. TA IDEX’s

principal underwriter and distributor, AFSG Securities Corporation, is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002.

By Order of the Board of Trustees

John K. Carter, Esq., Secretary

AEGON/Transamerica Series Trust

St. Petersburg, Florida

Exhibit A – Sub-Advisory Agreements Relating to TA IDEX Salomon All Cap and TA IDEX Salomon Investors Value

Exhibit B – Directors and Principal Officer of TFAI

Exhibit C – Directors and Principal Officer of Salomon

Exhibit D – Similar Funds Information

EXHIBIT A

SUB-ADVISORY AGREEMENT

Agreement dated and effective as of December 1, 2005, between Transamerica Fund Advisors, Inc., a Florida corporation (the “Adviser”) and Salomon Brothers Asset Management, Inc., a Delaware corporation (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Advisory Agreement (the “Advisory Agreement”) dated March 1, 1999, as amended, with Transamerica IDEX Mutual Funds, formerly IDEX Mutual Funds ("Transamerica IDEX”), a Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of TA IDEX Salomon All Cap, formerly IDEX Salomon All Cap (the "Fund"), of Transamerica IDEX pursuant to which the Adviser provides investment advisory services to the Fund;

WHEREAS, the Adviser has the authority to delegate its investment advisory responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to the Fund;

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

1. (a) The Adviser employs the Sub-Adviser, subject to the direction and control of the Trustees of Transamerica IDEX, including without limitation any approval of the Trustees of Transamerica IDEX required by the 1940 Act, to (a) make, in consultation with the Adviser and the Transamerica IDEX Board of Trustees, investment strategy decisions for the Fund, (b) manage the investing and reinvesting of the Fund’s assets and (c) place purchase and sale orders on behalf of the Fund. The Sub-Adviser shall have the sole ultimate discretion over investment decisions for the Fund.

(b) At the Adviser’s request, the Sub-Adviser agrees:

(1)

to cause its officers to attend meetings of Transamerica IDEX and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Trustees of Transamerica IDEX and appropriate officers of Transamerica IDEX fully informed as to the condition of the investments of the Fund and the investment considerations which have given rise to those recommendations; and

(2)	to furnish such statistical and analytical information and reports as may reasonably be required by the Adviser from time to time.

2. (a)   The Adviser shall provide (or cause the Fund’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Fund, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b) The Adviser agrees to furnish the Sub-Adviser with minutes of meetings of the Board of Trustees of Transamerica IDEX applicable to the Fund to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3. (a) The Sub-Adviser shall, at its expense, provide office space, office facilities and personnel reasonably necessary for performance of the services to be provided by the Sub-Adviser pursuant to this Agreement.

(b) Except as provided in subparagraph 3(a) hereof, the Fund shall be responsible for all of the Fund’s expenses and liabilities, including organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-Adviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the “SEC”); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested trustees; travel expenses or an appropriate portion thereof of trustees and officers of the Fund who are trustees, officers or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees or any committee thereof; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

4. The Sub-Adviser shall make investments for the Fund’s account in accordance with the investment objectives, policies and limitations set forth in Transamerica IDEX's Agreement and

Declaration of Trust as amended from time to time (the “Declaration of Trust), the Registration Statement, as in effect from time to time (the “Registration Statement”), filed with the SEC by Transamerica IDEX under the 1940 Act and the Securities Act of 1933, as amended, the provisions of the Internal Revenue Code of 1986, as amended, and supplemented from time to time, relating to regulated investment companies, and policy decisions adopted by the Transamerica IDEX Board of Trustees from time to time. Copies of any amendments to the documents referred to in the preceding sentence shall be promptly furnished to the Sub-Adviser. The Sub-Adviser shall advise the Transamerica IDEX officers and Board of Trustees, at such time as the Transamerica IDEX Board of Trustees may specify, of investments made for the Fund’s account and shall, when requested by the Transamerica IDEX officers or Board of Trustees, supply the reasons for making such investments.

5. Subject to applicable laws, the Sub-Adviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

6. Subject to applicable laws, the Sub-Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Sub-Adviser or any of their affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Sub-Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including Salomon Brothers Inc or any other brokers affiliated with the Sub-Adviser) for the execution of trades for the Fund.

7. Consistent with the Sub-Adviser’s duty to seek to obtain quality execution at favorable security prices (best price and execution) the Sub-Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Sub-Adviser, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research, as such is defined in Section 28(e) of the Securities Exchange Act of 1934, deemed by the Sub-Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Sub-Adviser. It is understood that the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of such information or research. The Sub-Adviser may use for the benefit of the Sub-Adviser’s other clients, or make available to companies affiliated with the Sub-Adviser or to its directors for the benefit of its clients, any such information or research services that the Sub-Adviser received from brokers or dealers.

8. To compensate the Sub-Adviser for its services provided, and the expenses assumed under this Agreement, by (i) the payment of a monthly fee as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. If the fee payable to the Sub-Adviser pursuant to this paragraph 8 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Fund’s net assets shall be computed at the time and in the manner specified in the Registration Statement.

9. The Sub-Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Adviser Act of 1940, as amended, and any applicable state laws, and the Sub-Adviser agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until termination of this Agreement.

10. The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct"). The adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

11. This Agreement may be amended with respect to the Fund only with the approval by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund and the approval by the vote of a majority of the Trustees of Transamerica IDEX, including a majority of Trustees who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

12. This Agreement shall become effective as of the date set forth above, and unless terminated as provided herein, it shall continue for successive annual periods ending April 30, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of Transamerica IDEX's outstanding voting securities (as defined in the 1940 Act) or by the Transamerica IDEX Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Transamerica IDEX Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by (i) Transamerica IDEX, or by a vote of the majority of Transamerica IDEX's entire Board of Trustees on 60 days’ written notice to the Sub-Adviser or (ii) by the Sub-Adviser on 60 days’ written notice to the Adviser or (iii) by the Adviser on 60 days’ written notice to the Sub-Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

13.   Nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Sub-Adviser an agent of the Adviser or the Fund.

14.   This Agreement shall be governed by the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

15.   Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

If to the Sub-Adviser:

Salomon Brothers Asset Management Inc
388 Greenwich Street
New York, NY 10013
Tel:	(212) 559-1116
Fax: (212) 994-1464
Attn: General Counsel

If to the Adviser:

Transamerica Fund Advisors, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716
Tel:	(727) 299-1824
Fax:	(727) 299-1832
Attn:	John K. Carter, Esq.

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile is sent or mail.

16.	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

Transamerica Fund Advisors, Inc.

By	Date

Name:	Brian C. Scott

Title:	President and Chief Executive Officer

Salomon Brothers Asset Management Inc

By	Date

Name:

Title:

SCHEDULE A

FUND	ANNUAL PERCENTAGE OF MONTHLY AVERAGE DAILY NET ASSETS
TA IDEX Salomon All Cap	0.30% of the first $20 million of the Fund's average daily net assets; 0.50% of the next $20 - $100 million of average daily net assets; and 0.40% of average daily net assets over $100 million

SUB-ADVISORY AGREEMENT

BETWEEN

TRANSAMERICA FUND ADVISORS, INC.

AND

SALOMON BROTHERS ASSET MANAGEMENT, INC.

This Agreement dated and effective as of December 1, 2005 between TRANSAMERICA

FUND ADVISORS, INC., a Florida corporation (the “Adviser"), and SALOMON BROTHERS ASSET MANAGEMENT INC, a Delaware corporation (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Advisory Agreement (the "Advisory Agreement"), dated as of March 1, 2002, as amended, with Transamerica IDEX Mutual Funds (“Transamerica IDEX”), a Delaware statutory trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), on behalf of TA IDEX Salomon Investors Value, formerly IDEX Salomon Investors Value (the “Fund”) of Transamerica IDEX pursuant to which the Adviser provides investment advisory services to the Fund;

WHEREAS, the Adviser has the authority to delegate its investment advisory responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to the Fund;

NOW THEREFORE, in consideration of the mutual agreements herein made, the Advisor and the Sub-Adviser agree as follows:

1.          (a) The Adviser employs the Sub-Adviser, subject to the direction and control of the Trustees of Transamerica IDEX, including without limitation any approval of the Trustees of Transamerica IDEX required by the 1940 Act, to (a) make, in consultation with the Adviser and the Transamerica IDEX Board of Trustees, investment strategy decisions for the Fund, (b) manage the investing and reinvesting of the Fund’s assets and (c) place purchase sale orders on behalf of the Fund. The Sub-adviser shall have the sole ultimate discretion over investment decisions for the Fund.

(b) At the Adviser’s request, the Sub-Adviser agrees:

(1) to cause its officers to attend meetings of Transamerica IDEX and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Trustees of Transamerica IDEX and appropriate officers of Transamerica IDEX fully informed as to the condition of the investments of the Fund and the investment considerations which have given rise to those recommendations; and

(2) to furnish such statistical and analytical information and reports as may reasonably be required by the Adviser from time to time.

2.          (a) The Adviser shall provide (or cause the Fund’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Fund, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b) The Adviser agrees to furnish the Sub-Adviser with minutes of meetings of the Board of Trustees of Transamerica IDEX applicable to the Fund to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3.          (a) The Sub-Adviser shall, at its expense, provide office space, office facilities and personnel reasonably necessary for performance of the services to be provided by the Sub-Adviser pursuant to this Agreement.

(b) Except as provided in subparagraph 3(a) hereof, the Fund shall be responsible for all of the Fund’s expenses and liabilities, including organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-Adviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators an sub-administrator, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the “SEC”); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested trustees; travel expenses or an appropriate portion thereof of trustees and officers of the Fund who are trustees, officers or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees or any committee thereof; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

4.          The Sub-Adviser shall make investments for the Fund’s account in accordance with the investment objectives, policies and limitations set forth in Transamerica IDEX’s Agreement and Declaration of Trust as amended from time to time (the “Declaration of Trust “), the Registration Statement, as in effect from time (the “Registration Statement”), filed with the SEC by Transamerica

IDEX under the 1940 Act and the Securities Act of 1933, as amended, the provisions of the Internal Revenue Code of 1986, as amended, and supplemented from time, relating to regulated investment companies, and policy decisions adopted by the Transamerica IDEX Board of Trustees from time to time. Copies of any amendments to the documents referred to in the preceding sentence shall be promptly finished to the Sub-Adviser. The Sub-Adviser shall advise the Transamerica IDEX officers and Board of Trustees, at such time as the Transamerica IDEX Board of Trustees may specify, of investments made for the Fund’s account and shall, when requested by the Transamerica IDEX officers or Board of Trustees, supply the reasons for making such investments.

5.          Subject to applicable laws, the Sub-Adviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

6.          Subject to applicable laws, the Sub-Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Sub-Adviser or any of their affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Sub-Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including Salomon Smith Barney, Inc. or any other brokers affiliated with the Sub-Adviser) for the execution of trades for the Fund.

7.          Consistent with the Sub-Adviser’s duty to see to obtain quality execution at favorable security prices (best price and execution) the Sub-Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Sub-Adviser, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research, as such is defined in Section 28(e) of the Securities Exchange Act of 1934, deemed by the Sub-Advisor to be useful or valuable to the performance of its investment advisory functions for the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Sub-Adviser. It is understood that the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of such information or research. The Sub-Adviser may use for the benefit of the Sub-Adviser’s other clients, or make available to companies affiliated with the Sub-Adviser or to its directors for the benefit of its clients, any such information or research services that the Sub-Adviser received from broker or dealers.

8.          To compensate the Sub-Advisor for its services provided, and the expenses assumed under this Agreement, by (i) the payment of a monthly fee as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below, less (ii) 50% of any amount reimbursed to the Fund pursuant to the provisions of Section 4(c) of the Advisory Agreement. If the fee payable to the Sub-Adviser pursuant to this paragraph 8 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Fund’s net assets shall be computed at the time and in the manner specified in the Registration Statement.

9.          The Sub-Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Adviser Act of 1940, as amended, and any applicable state laws, and the Sub-Adviser agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until termination of this Agreement.

10.        The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act of omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”). The adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

11.        This Agreement may be amended with respect to the Fund only with the approval by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section

2(a)(42) of the 1940 Act) of the Fund and the approval by the vote of a majority of the Trustees of Transamerica IDEX, including a majority of Trustees who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

12.        This Agreement shall become effective as of the date set forth above, and unless sooner terminated as provided herein, it shall continue for successive annual periods ending on April 30th, provided that such continuance is specifically approved at least annually (a) by the vote of Transamerica IDEX’s outstanding voting securities (as defined in the 1940 Act) or by the Transamerica IDEX Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Transamerica IDEX Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by (i) Transamerica IDEX, or by a vote of the majority of Transamerica IDEX’s entire Board of Trustees, or per the terms of the exemptive order – Release No. 23379 – under Section 6(c) of the Act from Section 15(a) and Rule 18f-2 under the Act, on at least 60 days’ written notice to the Sub-Adviser or (ii) by the Sub-Adviser on 60 days’ written notice to the Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

13.        Nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Sub-Adviser an agent of the Adviser or the Fund.

14.        This Agreement shall be governed by the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

15.        Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

If to Transamerica IDEX:

Transamerica IDEX Mutual Funds
570 Carillon Parkway
St. Petersburg, FL 33716
Attn: John K. Carter, Esq.
Telephone: (727) 299-1824
Fax: (727) 299-1832

If to the Adviser:

Transamerica Fund Advisors, Inc.
570 Carillon Parkway
St. Petersburg, FL 33716
Attn: John K. Carter, Esq.
Telephone: (727) 299-1824
Fax: (727) 299-1832

If to the Sub-Adviser:

Salomon Brothers Asset Management Inc
388 Greenwich Street
New York, NY 10013
Attn: General Counsel
Telephone:	(212) 559-1116
Fax:	(212) 994-1464

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile is sent or mail.

16.        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

The parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA FUND ADVISORS, INC.

By: ______________________________________

Brian C. Scott
President and Chief Executive Officer

SALOMON BROTHERS ASSET MANAGEMENT INC

By:
Name:
Title:

SUB-ADVISORY AGREEMENT

SCHEDULE A

FUND	ANNUAL PERCENTAGE OF MONTHLY AVERAGE DAILY NET ASSETS
TA IDEX Salomon Investors Value	0.35 % of the Fund's average daily net assets, less 50% of any amount reimbursed to the Fund by the Investment Adviser pursuant to the expense limitation

EXHIBIT B

Directors and Principal Executive Officer of the Investment Adviser

The address of each director and principal officer is 570 Carillon Parkway, St. Petersburg, Florida 33716.

Name and Position with the Investment Adviser	Principal Occupation/Position
Brian C. Scott Director, President and Chief Executive Officer

President, Trustee/Director and Chief Executive Officer, TA IDEX Mutual Funds (“TA IDEX”), AEGON/Transamerica Series Trust (“TA IDEX”), and Transamerica Income Shares, Inc. (“TIS”); Chief Executive Officer, Transamerica Investors, Inc. (“TII”); Manager, Transamerica Investment Management, LLC (“TIM”); President, Director & Chief Executive Officer, Transamerica Fund Advisors, Inc. (“TFAI”) and Transamerica Fund Services, Inc. (“TFS”)

John K. Carter Director, Senior Vice President, General Counsel, Compliance Officer and Secretary

General Counsel, Sr. Vice President, Chief Compliance Officer and Secretary, TA IDEX, TA IDEX, and TIS. ; Director, Sr. Vice President, General Counsel Secretary and Chief Compliance Officer, TFAI.; Vice President, AFSG Securities Corp. (“AFSG”); Vice President, Secretary and Chief Compliance Officer, TII.

Christopher A. Staples Director and Vice President – Investment Management	Vice President – Investment Management, TA IDEX, TA IDEX and TIS; Assistant Vice President, Mutual Fund Research, Raymond James & Associates (1995 – 2004)

EXHIBIT C

Directors and Principal Executive Officer of Salomon

Name	Position with Salomon Brothers Asset Management Inc.
Peter J. Wilby	Director and Principal Executive Officer
Evan L. Merberg	Director
Michael Even	Director

EXHIBIT D

The following table sets forth certain information regarding registered investment companies with similar investment objectives to the Funds that are advised or sub-advised by Salomon.

Other Funds Advised by Salomon Brothers Asset Management Inc.

The following table lists certain information regarding comparable funds for which Salomon provides investment advisory services, other than the Funds that is addressed by this Information Statement. All of the information below is given as of the end of the last fiscal year of each fund listed below.

TA IDEX SALOMON ALL CAP:

Fund	Net Assets ($)	Management Fee (as a percentage of average daily net assets)	Management Fee (after waivers and reimbursements, if any) ($)
Salomon Variable All Cap Fund	314,193,000	85 bps
Smith Barney Fundamental Value Fund	4,437,038,000	64 bps
Salomon Brothers All Cap Value Fund	12,947,000	75 bps
ATST Salomon All Cap Fund		30 bps to $20 MM 50 bps to $100 MM 40 bps $100MM +
ING/Golden America Salomon All Cap Fund	389,872,108	43 bps to $150 MM 40 bps to $500 MM 35 bps $500MM +

TA IDEX SALOMON INVESTORS VALUE:

Fund	Net Assets ($)	Management Fee (as a percentage of average daily net assets)	Management Fee (after waivers and reimbursements, if any) ($)
Pacific Select Large-Cap Value Portfolio	$1,899,795,257	45 bps $0 MM to $100MM 40 bps $100MM to $200MM 35 bps $200MM to $400MM 30 bps $400MM to $750MMc 25 bps $750 MM to $1 BB 20 bps $1 BB +
PF Salomon Brothers Large-Cap Value	$52,525,503	45 bps $0 MM to $100MM 40 bps $100MM to $200MM 35 bps $200MM to $400MM 30 bps $400MM to $750MMc 25 bps $750 MM to $1 BB 20 bps $1 BB +
Salomon Brothers Variable Investors Fund	$342,413,584	70 bps
Salomon Brothers Investors Value Fund	1,939,785,581	75 bps	.